                                  EXHIBIT 12(b)
                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)


                                                                   Year Ended December 31,
--------------------------------------------------------------------------------------------------------------
                                                  2000          1999          1998          1997          1996
--------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                   $ 6,461       $ 4,075       $ 4,444       $ 4,314       $ 3,619
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds         3,985         3,198         2,569         2,026         1,881
         (2)  1/3 of rent                          108           127           119           118           114
                                               -------       -------       -------       -------       -------
  (b)  Adjusted earnings                       $10,554       $ 7,400       $ 7,132       $ 6,458       $ 5,614
                                               =======       =======       =======       =======       =======
Fixed charges                                  $ 4,093       $ 3,325       $ 2,688       $ 2,144       $ 1,995
                                               =======       =======       =======       =======       =======
Adjusted earnings/fixed charges                 2.58 x        2.23 x        2.65 x        3.01 x        2.81 x
                                               =======       =======       =======       =======       =======


                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)


                                                                   Year Ended December 31,
--------------------------------------------------------------------------------------------------------------
                                                  2000          1999          1998          1997          1996
--------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                   $ 6,461       $ 4,075       $ 4,444       $ 4,314       $ 3,619
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds         3,985         3,198         2,569         2,026         1,881
         (2)  1/3 of rent                          108           127           119           118           114
         (3)  Interest on deposits               4,512         4,202         4,379         4,021         4,092
                                               -------       -------       -------       -------       -------
  (b)  Adjusted earnings                       $15,066       $11,602       $11,511       $10,479       $ 9,706
                                               =======       =======       =======       =======       =======
Fixed charges                                  $ 8,605       $ 7,527       $ 7,067       $ 6,165       $ 6,087
                                               =======       =======       =======       =======       =======
Adjusted earnings/fixed charges                 1.75 x        1.54 x        1.63 x        1.70 x        1.59 x
                                               =======       =======       =======       =======       =======